Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

Email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 646-415-8972

Email: peter@haydenir.com

Dot Hill Reports First Quarter 2011 Results

Revenues and Non-GAAP Earnings within Guidance;

Non-GAAP Gross Margins Expand 390 Basis Points to 25.9%

LONGMONT, Colo. — May 5, 2011 — Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of unified virtual storage and SAN storage solutions, today announced financial results for the first quarter 2011, the period ended March 31, 2011.

Financial and Operational Highlights:

•	First quarter 2011 revenue of $49.2 million which, excluding the exited NetApp business, compared to $41.6 million in the first quarter of 2010, represents 18.2% year-over-year growth

•	First quarter 2011 GAAP gross margin of 24.6% up from 21.0% in the prior quarter and up from 13.5% in the first quarter of 2010

•	First quarter 2011 non-GAAP gross margin of 25.9% up from 22.0% in the prior quarter and up from 14.6% in the first quarter of 2010

•	First quarter 2011 GAAP EPS of $(0.02) per share compared to $0.01 per share in Q410 and $(0.12) per share in Q110

•	First quarter 2011 non-GAAP EPS of $0.00 compared to $0.04 in the prior quarter and up from ($0.09) in the first quarter of 2010

•	Cash and cash equivalents of $46.3 million as of March 31, 2011, up from $45.7 million as of December 31, 2010.

First Quarter 2011 Financial Detail:

The Company recognized net revenue of $49.2 million for the first quarter of 2011, compared to $60.0 million for the first quarter of 2010 and $65.4 million for the fourth quarter of 2010. Excluding NetApp, net revenues grew 18.2% on a year-over-year basis from $41.6 million for the first quarter of 2010 and declined 7.0% on a quarter-over-quarter basis compared to $52.9 million for the fourth quarter of 2010.

GAAP gross margin for the first quarter of 2011 was 24.6%, compared to 13.5% for the first quarter of 2010 and 21.0% for the fourth quarter of 2010. The improvement in gross margin percent was primarily a result of a more favorable product mix including no low margin revenues from NetApp and larger contributions from the company’s AssuredUVS and AssuredVRA software products. GAAP operating expenses for the first quarter of 2011 were $13.3 million, as compared to $14.5 million for the first quarter of 2010 and $13.3 million in the fourth quarter of 2010. GAAP net loss for the first quarter of 2011 was $1.3 million, or ($0.02) per share, as compared to a net loss of $6.4 million, or ($0.12) per share, for the first quarter of 2010, and net income of $0.3 million, or $0.01 per share, for the fourth quarter of 2010.

Non-GAAP gross margin was 25.9% for the first quarter of 2011, compared to 14.6% for the first quarter of 2010 and 22.0% for the fourth quarter of 2010. The improvement in gross margin was largely attributable to a more favorable product and customer mix resulting from exiting the relationship with NetApp and growth in Dot Hill’s Software business. Total non-GAAP operating expenses for the first quarter of 2011 were $12.6 million, as compared to $13.5 million for the first quarter of 2010 and $12.2 million for the fourth quarter of 2010.

Non-GAAP net income for the first quarter of 2011 was $0.1 million, or $0.00 per share, as compared to a first quarter 2010 non-GAAP net loss of $4.8 million, or ($0.09) per share, and fourth quarter 2010 non-GAAP net income of $2.0 million, or $0.04 per share. Non-GAAP EBITDA for the first quarter of 2011 was positive $0.7 million compared to negative $4.3 million for the first quarter of 2010 and positive $2.6 million for the fourth quarter of 2010.

“The first quarter was a solid start to 2011 for us,” said Dana Kammersgard, Dot Hill Systems’ President and Chief Executive Officer. “Revenues grew 18.2% year-over-year to $49.2 million, excluding the NetApp business. At the same time, gross margin percent and cash flow exceeded our expectations, operating expenses were at the low end of guidance and we delivered a small non-GAAP profit for the quarter.”

Balance Sheet:

The Company exited the first quarter of 2011 with cash and cash equivalents of $46.3 million compared to $51.3 million at the end of March 2010 and $45.7 million at the end of 2010.

Second Quarter 2011 Outlook:

The Company is targeting second quarter 2011 net revenue in the range of $49 million to $53 million and a non-GAAP EPS in the range of a loss of $0.02 per share to income of $0.02 per share.

“At the mid-point of our guidance range we are expecting 7% year-over-year growth in net revenue, excluding revenue from NetApp,” said Hanif Jamal, Dot Hill Systems’ Chief Financial Officer. “Non-GAAP gross margin percentage is expected to remain relatively flat in the 25.5-26.5% range after a significant sequential improvement in the first quarter of 2011. Non-GAAP operating expenses are expected to increase to between $13.3 million and $13.8 million as a result of additional investments in engineering, some of which are tied to the completion of certain milestones. Finally, we expect cash and cash equivalents at the end of the second quarter of 2011 to be in the range of $42 to $46 million.”

Conference Call Information:

Dot Hill’s first quarter 2011 financial results conference call is scheduled to take place on Thursday, May 5, 2011 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 800-642-1687 (U.S.) or 706-645-9291 (International) and enter conference ID# 61982919.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of share-based compensation expense, severance costs, restructuring costs, intangible asset amortization, transaction expenses associated with our acquisition of Cloverleaf Communications Inc., contingent consideration adjustments, and foreign currency gains or losses, and are not in accordance with U.S. generally accepted accounting principles (GAAP). In addition, as a result of exiting our relationship with NetApp on or about November 30, 2010, the company will also be presenting standalone non-GAAP revenue metrics to exclude the historical revenue attributable to NetApp in order to better compare revenue from its ongoing business. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, Israel and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected financial results for the second quarter of and full year of 2011 and thereafter, and Dot Hill’s ability to achieve profitability. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the second quarter and full year of 2011 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Dot Hill may have difficulties integrating the business acquired from Cloverleaf Communications, Inc.; the risk that sales through channel partners may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2010	December 31, 2010	March 31, 2011
Net revenue	$59,974	$65,441	$49,174
Cost of goods sold	51,849	51,700	37,072

Gross profit	8,125	13,741	12,102
Operating expenses:
Research and development	7,773	7,919	7,986
Sales and marketing	3,361	2,832	3,033
General and administrative	3,076	2,203	2,341
Restructuring charge (recoveries)	289	390	(41)

Total operating expenses	14,499	13,344	13,319

Operating income (loss)	(6,374)	397	(1,217)
Other income:
Interest income (expense), net	3	(32)	(6)
Other income (expense), net	(7)	34	2

Total other income (expense), net	(4)	2	(4)

Income (loss) before income taxes	(6,378)	399	(1,221)
Income tax expense	49	120	50

Net income (loss)	$(6,427)	$279	$(1,271)

Net income (loss) per basic and diluted share	$(0.12)	$0.01	$(0.02)

Shares used to compute net income (loss) per share:
Basic	51,538	53,719	54,334

Diluted	51,538	54,345	54,334

DOT HILL SYSTEMS CORP.

UNAUDITED BALANCE SHEETS

(In thousands, except par value data)

	December 31,	March 31,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$45,732	$46,309
Accounts receivable, net	35,202	27,196
Inventories	7,340	5,150
Prepaid expenses and other assets	3,540	3,615

Total current assets	91,814	82,270
Property and equipment, net	3,597	3,895
Intangible assets, net	7,581	7,061
Goodwill	4,140	4,140
Other assets	370	337

Total assets	$107,502	$97,703

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,555	$22,251
Accrued compensation	3,899	2,870
Accrued expenses	4,171	4,173
Deferred revenue	1,371	1,590
Restructuring accrual	1,664	1,421
Current portion of long-term note payable	275	278

Total current liabilities	41,935	32,583
Long-term note payable	71	—
Other long-term liabilities	1,118	874

Total liabilities	43,124	33,457

Commitments and Contingencies
Stockholders’ equity:

Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2010 and March 31, 2011, respectively	—	—
Common stock, $.001 par value, 100,000 shares authorized, 55,953 and 56,488 and issued and outstanding at December 31, 2010 and March 31, 2011, respectively	56	56
Additional paid-in capital	315,257	316,405
Accumulated other comprehensive loss	(3,584)	(3,593)
Accumulated deficit	(247,351)	(248,622)

Total stockholders’ equity	64,378	64,246

Total liabilities and stockholders’ equity	$107,502	$97,703

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31, 2010	December 31, 2010	March 31, 2011
Cash Flows From Operating Activities:
Net income (loss)	$(6,427)	$279	$(1,271)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	971	1,008	1,049
Adjustment to contingent consideration	(285)	141	—
Stock-based compensation expense	992	689	803
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	(849)	602	8,003
Inventories	(2,380)	161	2,190
Prepaid expenses and other assets	(401)	1,761	(46)
Accounts payable	6,064	1,062	(8,489)
Accrued compensation and other expenses	(2,081)	2,074	(1,022)
Deferred revenue	352	(61)	220
Restructuring accrual	(322)	18	(243)
Other long-term liabilities	(325)	(295)	(244)

Net cash provided by (used in) operating activities	(4,691)	7,439	950

Cash Flows From Investing Activities:
Acquisition, net of cash acquired	(625)	—	—
Purchases of property and equipment	(476)	(385)	(604)

Net cash used in investing activities	(1,101)	(385)	(604)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(839)	(66)	(68)
Proceeds from bank borrowings	—	—	—
Payments on bank borrowings	—	(3,000)	—
Shares withheld for tax purposes	—	(477)	(191)
Proceeds from sale of stock to employees	372	393	536

Net cash provided by (used in) financing activities	(467)	(3,150)	277

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(5)	17	(46)

Net Increase (Decrease) in Cash and Cash Equivalents	(6,264)	3,921	577
Cash and Cash Equivalents, beginning of period	57,574	41,811	45,732

Cash and Cash Equivalents, end of period	$51,310	$45,732	$46,309

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Common stock issued in connection with acquisition	$8,132	$—	$—
Capital assets acquired but not paid	$144	$67	$223

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2010	December 31, 2010	March 31, 2011
Net revenue, as reported	$59,974	$65,441	$49,174
Effect of Net App revenue	18,384	12,544	—

Non-GAAP net revenue	$41,590	$52,897	$49,174

Gross profit, as reported	$8,125	$13,741	$12,102
Effect of stock-based compensation	181	77	133
Effect of severance costs	—	25	—
Effect of intangible asset amortization	442	525	520

Non-GAAP gross profit	$8,748	$14,368	$12,755

Operating expenses, as reported	$14,499	$13,344	$13,319
Effect of currency gain (loss)	179	41	(58)
Effect of stock-based compensation	(811)	(612)	(670)
Effect of contingent consideration adjustment	285	(141)	—
Effect of restructuring (charge) recoveries	(289)	(390)	41
Effect of severance costs	(5)	(3)	—
Effect of Cloverleaf acquisition costs	(316)	—	—

Non-GAAP operating expenses	$13,542	$12,239	$12,632

Net income (loss), as reported	$(6,427)	$279	$(1,271)
Effect of currency (gain) loss	(179)	(41)	58
Effect of stock-based compensation	992	689	803
Effect of contingent consideration adjustment	(285)	141	—
Effect of restructuring charge (recoveries)	289	390	(41)
Effect of intangible asset amortization	442	525	520
Effect of severance costs	5	28	—
Effect of Cloverleaf acquisition costs	316	—	—

Non-GAAP net income (loss)	$(4,847)	$2,011	$69

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.09)	$0.04	$0.00

Weighted average shares used to calculate net income (loss) per share:
Basic	51,538	53,719	54,334

Diluted	51,538	54,345	55,644

Non-GAAP net income (loss)	$(4,847)	$2,011	$69
Interest expense	11	7	8
Income tax expense	49	120	50
Depreciation	529	483	529

Non-GAAP EBITDA	$(4,258)	$2,621	$656